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                                                                     Exhibit 3.4

                                THE COMPANIES LAW


                           A COMPANY LIMITED BY SHARES


                        AMENDED AND RESTATED ARTICLES OF


                             NUR MACROPRINTERS LTD.





                                  I PRELIMINARY

1.    INTERPRETATION

      1.1 In these Articles the following terms shall bear the meaning ascribed to them below:

            "Alternate Director" defined in Article 37.1 herein.

            The "Articles" shall mean the articles of association contained in the Articles, as originally registered and as they may from time to time be amended.

            The "Board" shall mean the Company's Board of Directors.

            The "Company" shall mean the above named company.

            "Determining Majority" as defined in Article 6 herein.

            "External Director" as defined in the Law.

            "Extraordinary Meetings" as defined in Article 21.1 herein.

            "Iska Chariga" as defined in the Law.

            The "Law" shall mean the Companies Law, 5759 - 1999, as the same may be amended from time to time, and all the rules and regulations promulgated thereunder.

            The "Memorandum" shall mean the Memorandum of Association of the Company, as originally registered and as it may from time to time be amended.

            "Obligation" as defined in Article 13.1 herein.

            The "Ordinance" shall mean the Companies Ordinance [New Version], 5743-1983, as the same may be amended from time to time.

            The "Register of Members" shall mean the Company's Register of Members.

            "Registered Holder" as defined in Article 10 herein.

            "Securities" as defined in Article 18 herein.

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            Terms and expressions used in the Articles and not defined herein, shall bear the same meaning as in the Law.

1.2 Sections 2,3,4,5,6,7,8 and 10 of the Interpretation Law, 5741-1981, shall apply, mutatis mutandis, to the interpretation of the Articles.

1.3 The captions in the Articles are for convenience only and shall not be deemed a part hereof or affect the interpretation of any provision hereof.

2.     NAME


     The Name of the Company shall be Nur Macroprinters Ltd., and in Hebrew:


3.    PURPOSE AND OBJECTIVE

      3.1 The objective of the Company shall be to undertake any lawful activity, including any objective set forth in the Memorandum (for as long as it is in effect).

      3.2 The purpose of the Company is to operate in accordance with commercial considerations with the intention of generating profits. Such considerations may take into account, amongst others, public interest and the interests of the Company's creditors and employees. In addition, the Company may contribute reasonable amounts for any suitable purpose even if such contributions do not fall within the business considerations of the Company. The Board may determine the amounts of the contributions, the purpose for which the contribution is to be made, and the recipients of any such contribution.


                                II SHARE CAPITAL

4.    SHARE CAPITAL

      The authorized share capital of the Company is fifty million (50,000,000) NIS divided into fifty million (50,000,000) ordinary shares of one (1) NIS nominal value each.

5.    LIMITED LIABILITY


      The liability of the shareholders of the Company for the indebtedness of the Company shall be limited to payment of the nominal value of such shares.

6.    ALTERATION OF SHARE CAPITAL


      The Company may, from time to time, by a resolution approved at a General Meeting by such majority as is required to amend these Articles (as set forth in Article 25 below), or such majority as shall be required to amend the Memorandum (for as long as it is still in force) (collectively, a "Determining Majority"):

      6.1 Increase its share capital in an amount it considers expedient by the creation of new shares. The power to increase the share capital may be exercised by the Company whether or

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            not all of the shares then authorized have been issued and whether or not all of the shares theretofore issued have been called up for payment. Such resolution shall set forth the amount of the increase, the number of the new shares created thereby, their nominal value and class, and may also provide for the rights, preferences of deferred rights that shall be attached to the newly created shares and the restrictions to which such shares shall be subject;

      6.2 Consolidate all or any of its issued or unissued share capital and divide same into shares of nominal value larger than the one of its existing shares;

      6.3 Subdivide all or any of its issued or unissued share capital, into shares of nominal value smaller than the one of its existing shares; provided, however, that the proportion between the amount paid and the amount unpaid on each share which is not fully paid-up shall be retained in the subdivision;

      6.4 Cancel any shares which, as at the date of the adoption of the resolution, have not been issued or agreed to be issued, and thereby reduce the amount of its share capital by the aggregate nominal value of the shares so canceled;


                                   III SHARES

7.    RIGHTS ATTACHED TO SHARES

      7.1 Subject to any contrary provisions of the Memorandum (for as long as it is in effect) or the Articles, same rights, obligations and restrictions shall be attached to all the shares of the Company regardless of their denomination or class.

      7.2 If at any time the share capital is divided into different classes of shares, the rights attached to any class may be modified or abrogated by a resolution adopted by a Determining Majority at a General Meeting and by the adoption of a resolution, supported by a Determining Majority, approving same modification or abrogation at a General Meeting of the holders of the shares of such class.

            The provisions of the Articles relating to General Meeting of the Company shall apply, mutatis mutandis, to any separate General Meeting of the holders of the shares of a specific class, provided, however, that the requisite quorum at any such separate General Meeting shall be one or more members present in person or by proxy and holding not less than thirty three and one third percent (331/3%) of the issued shares of such class.

      7.3 The creation of additional shares of a specific class, or the issuance of additional shares of a specific class, shall not be deemed, for purposes of article 7.2, a modification or abrogation of rights attached to shares of such class or of any other class.

8.    ISSUANCE OF SHARES

     Issuance of shares of the Company shall be under the control of the Board, who shall have the exclusive authority to issue the Company's shares or grant options to acquire shares, to such persons and on such terms and conditions as the Board may think fit.

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9.    SHARE CERTIFICATES

      9.1 Each member shall be entitled, not later than 60 days from the date of issuance or the date of transfer, to receive from the Company one share certificate in respect of all the shares of any class registered in his name on the Register of Members or, if approved by the Board, several share certificates, each for one or more of such shares.

      9.2 Each share certificate issued by the Company shall be numerated, denote the class and serial numbers of the shares represented thereby and the name of the owner, thereof as registered on the Register of Members, and may also specify the amount paid-up thereon, A share certificate shall be signed by the Company.

      9.3 A share certificate denoting two or more persons as joint owners of the shares represented thereby shall be delivered to any one of the persons named on the Register of Members in respect of such joint ownership.

      9.4 A share certificate defaced or defective, may be replaced upon being delivered to the Company and being canceled. A share certificate lost or destroyed may be replaced upon furnishing of evidence to the satisfaction of the Board proving such loss or destruction and subject to the submission to the Company of an indemnity letter and/or securities as the Board may think fit.

            A member requesting the replacement of a share certificate shall bear all expenses incurred by the Company in connection with the provisions of this Article.

10.   OWNERS OF SHARES

      The Company shall be entitled to treat the person registered in the Register of Members as the holder of any share, as the absolute owner thereof (a "Registered Holder") and shall also treat any other person deemed as a holder of shares pursuant to the Law, as an owner of shares.

11.   CALLS ON SHARES

      11.1 The Board may, from time to time, make calls upon members to perform payment of any amount of the consideration of their shares not yet paid, provided same amount is not, by the terms of issuance of same shares, payable at a definite date. Each member shall pay to the Company the amount of every call so made upon him at the time(s) and place(s) designated in such call. Unless otherwise stipulated in the resolution of the Board, each payment with respect to a call shall be deemed to constitute a pro-rata payment on account of all of the shares in respect of which such call was made.

      11.2  A call may contain a demand for payment in installments.

      11.3 A call shall be made in writing and shall be delivered to the member(s) in question not less than fourteen (14) days prior to the date of payment stipulated therein. Prior to the due date stipulated in the call the Board may, by delivering a written notice to the member(s), revoke such call, in whole or in part, postpone the designated date(s) of payment or change the designated place of payment.

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      11.4  If, according to the terms of issuance of any share, any amount is due at a definite date, such amount shall be paid on same date, and the holder of the same share shall be deemed, for all intents and purposes, to have duly received a call in respect of such amount.

      11.5 The joint holders of a share shall be bound jointly and severally to pay all calls in respect thereof. A call duly made upon one of the joint holders shall be deemed to have been duly made upon all of the joint holders.

      11.6 Any amount not paid when due shall bear an interest from its due date until its actual payment at a rate equal to the then prevailing rate of interest for unauthorized overdrafts as charged by Bank Hapoalim Ltd, unless otherwise prescribed by the Board.

            The provisions of this Article 11.6 shall in no way deprive the Company of, or derogate from any other rights and remedies the Company may have against such member pursuant to the Articles or any pertinent law.

      11.7 The Board may agree to accept prepayment by any member of any amount due with in respect to his shares, and may direct the payment of interest for such prepayment at a rate as may be agreed upon between the Board and the member so prepaying.

      11.8 Upon the issuance of shares of the Company, The Board may stipulate similar or different terms with respect to the payment of the consideration thereof by their respective holders.

12.   FORFEITURE AND SURRENDER

      12.1 If any member fails to pay when due any amount payable pursuant to a call, or interest thereon as provided for herein, the Company may, by a resolution of the Board, at any time thereafter, so long as said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. All expenses incurred by the Company with respect to the collection of any such amount of interest, including, inter-alia, attorney's fees and costs of legal proceedings, shall be added to, and shall constitute a part of the amount payable to the Company in respect of such call for all purposes (including the accrual of interest thereon).

      12.2 Upon the adoption of a resolution of forfeiture, the Board shall cause the delivery of a notice thereof to the member in question. Same notice shall specify that, in the event of failure to pay the entire amount due within the period stipulated in the notice (which period shall be not less the thirty (30) days), same failure shall cause, ipso facto, the forfeiture of the shares. Prior to the expiration of such period, the Board may extend the period specified in the notice of forfeiture or nullify the resolution of forfeiture, but such nullification shall not estop nor derogate from the power of the Board to adopt a further resolution of forfeiture in respect of the non-payment of said amount.

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      12.3  Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited together with the shares.

      12.4 The Company, by a resolution of the Board, may accept the voluntary surrender by any member of all or any part of his shares.

      12.5 Any share forfeited or surrendered as provided herein shall thereupon constitute the property of the Company, and may be resold. Such shares that have not yet been resold shall be considered dormant shares.

      12.6 Any member whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares, but shall, notwithstanding, be obligated to pay to the Company all amounts at the time of forfeiture or surrender due to the Company with respect thereof, including interest and expenses as aforesaid until actual repayment, whether the maturity date of same amounts is on or prior to the date of forfeiture or surrender or at any time thereafter, and the Board, in its discretion, may enforce payment of such amounts or any part thereof, unless such shares have been resold in which event the provisions of the Law shall apply. In the event of such forfeiture or surrender, the Company, by a resolution of the Board, may accelerate the maturity date(s) of any or all amounts then owed to the Company by same member and not yet due, however, arising whereupon all of such amounts shall forthwith become due and payable.

            The Board may, at any time before any share so forfeited or surrendered shall have been reissued or otherwise disposed of to a third party, nullify the forfeiture or the acceptance of the surrender on such conditions as it thinks fit, but such nullification shall not estop nor derogate from the power of the Board to re-exercise its powers of forfeiture pursuant to this
            Article 12.

13.   LIEN

      13.1 The Company shall have, at all times, a first and paramount lien upon all the shares registered in the name of each member on the Register of Members, upon all the dividends declared in respect of such shares and upon the proceeds of the sale thereof, as security for his obligations. For the purposes of this Article 13 and of
            Article 14, the term "Obligation" shall mean any and all present and future indebtedness owed to the Company by a member with respect to his shares, however arising, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, liquidated or non-liquidated.

      13.2 Shall a member fail to fulfill any or all of his Obligations, the Company may enforce the lien, after same member was provided with a period of fourteen (14) days to fulfill the Obligations so breached.

      13.3 A member shall be obliged to reimburse the Company for all expenses thereby incurred with respect to the enforcement of a lien upon same member's shares, and such obligation shall be secured by the shares which are subject to same lien.

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14.   SALE OF SHARES AFTER FORFEITURE OR SURRENDER OR IN ENFORCEMENT OF LIEN

      14.1 Upon any sale of shares after forfeiture or surrender or in the course of enforcement of a lien, the Company may appoint any person to execute an adequate instrument of transfer or any other instrument required to effect the sale, and shall be entitled to register the purchaser on the Register of Members as the holder of the shares so purchased. The purchaser shall not be obliged to check the regularity of the proceedings of forfeiture, surrender or enforcement of a lien or the use that was made consideration thereby paid with respect to the shares.

            As of the entry of the purchaser's name in the Register of Members in respect of such shares, the validity of the sale shall not be rebutted, and the sole remedy of any person aggrieved by the sale shall be in damages, and against the Company solely.

      14.2 The net proceeds of any such sale, after payment of the selling expenses, shall serve for repayment of the Obligations of the respective member, and the balance if any shall be paid to the member, his inheritors, the executors of his will, the administrators of his estate, and to persons on his behalf.

15.   REDEEMABLE SECURITIES

      Subject to the Law, the Company may issue redeemable securities and redeem the same.

16.   EFFECTIVENESS OF TRANSFER OF SHARES

      A transfer of title to shares of the Company, whether voluntarily or by operation of law, shall not confer upon the transferee any rights towards the Company as a Registered Holder unless and until such time as the transfer has been registered in the Register of Members.

17.   PROCEDURE ON VOLUNTARY TRANSFER OF SHARES

      A person desiring to be registered as a Registered Holder, shall deliver to the Company an instrument of transfer of shares according to which he is the transferee accompanied by a notice to the effect, in a form to be prescribed by the Board, duly executed by such person and the transferor, and subject to the prior fulfillment of the provisions of Article 18 below, the Board shall instruct the registration of same in the Register of Members.

18.   TRANSFER OF SHARES

      18.1 The transfer of shares of the Company and any other securities issued by the Company and owned by a Registered Holder (in this Article 18, hereinafter, "Securities") shall be made in writing in a conventional manner or as established by the Board; it may be effected by the signature of the transferor only, on the condition that an appropriate share transfer deed shall be submitted to the Company.

      18.2 Shares that are not paid up in full or are subject to any lien or pledge may not be transferred unless the transfer is approved by the Board, which may at its sole discretion withhold its approval without having to show grounds.

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      18.3  Any transfer of shares that are not paid up in full shall be subject to the signature of the transferee and the signature of a witness in verification of the authenticity of the signatures on the share transfer deed.

      18.4 The transferor shall be deemed to be the Registered Holder of the transferred Securities until the name of the transferee is entered in the Register of Members.

      18.5 The share transfer deed shall be submitted to the office for registration together with the certificates to be transferred and such other evidence as the Company may require with regard to the transferor's title or right to transfer the Securities. The share transfer deeds shall remain with the Company after their registration.

      18.6 The Company may demand payment of a transfer registration fee at a rate to be determined by the Board from time to time.

      18.7 The Board may close the Register of Members for a period no longer than 30 days every year.

      18.8 Upon the death of a Registered Holder of Securities of the Company, the Company shall recognize the guardians, administrators of the estate, executors of the will, and in the absence of such persons, the inheritors of the deceased person as the only ones entitled to be registered as the Registered Holders of Securities of the Company, subject to proof of their rights in a manner established by the Board.

      18.9 In the event of the deceased member being a Registered Holder of a Security jointly with other persons, the surviving member shall be considered the sole Registered Holder of said Securities, upon the approval of the Company, without exempting the estate of the deceased joint holder from any of the obligations relating to the jointly held Securities.

      18.10 A person acquiring a right to a Security by virtue of his being a guardian or administrator of the estate or inheritor of the deceased member, or receiver, liquidator or trustee in liquidation proceedings regarding a corporate member, or by any operation of law, may be subject to submission of such proof of entitlement as the Board may establish be entered as the Registered Holder of the respective Security or transfer the Security subject to the provisions of the Articles with regard to such transfer.

      18.11 A person acquiring a Security as a result of a transfer by operation of law shall be entitled to dividends and other rights in respect of the Security and also to receive and certify the receipt of dividends and other sums of money in connection with the said Security; however, such person shall not be entitled to receive notices of the convening of General Meetings of the Company or to participate or vote therein or to exercise any right conferred by the Security with the exception of the aforementioned rights, pending the registration of such person in the Register of Members.

19.   ISSUANCE OF SHARES

      The Board may issue shares and other securities, convertible or exercisable into shares, up to a maximum amount equal to the registered share capital of the Company; for this

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      purpose, securities convertible or exercisable into shares, shall be considered as having been converted or exercised on the date of issuance.


                               IV GENERAL MEETINGS

20.   ANNUAL  MEETING

      20.1 An Annual Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual Meeting) and at such place as may be determined by the Board.

      20.2  The Annual Meeting shall:

            20.2.1 Discuss the audited financial statements of the Company for the last fiscal year;

            20.2.2 Appoint auditors and establish their remuneration, or empower the Board to establish their remuneration;

            20.2.3 Appoint the directors as stipulated in Article 32 below, and establish their remuneration;

            20.2.4 Discuss any other business to be transacted at a General
                  Meeting according to the Articles or by operation of law.

21.   EXTRAORDINARY MEETING

      21.1 All General Meetings other than Annual Meetings shall be called "Extraordinary Meetings".

      21.2 The Board may, whenever it thinks fit, convene an Extraordinary Meeting, and shall be obligated to do so upon receipt of a requisition in writing in accordance with Section 63 of the Law.

      21.3 Members of the Company shall not be authorized to convene an Extraordinary Meeting except as provided in Section 64 of the Law.

22.   NOTICE OF GENERAL MEETINGS

      22.1 Prior to any General Meeting a written notice thereof shall be delivered to all Registered Holders and to all other persons entitled to attend thereat, and shall be otherwise made public as required by Law. Such notice shall specify the place, the day and the hour of the General Meeting, the agenda of the meeting and the proposed resolutions and such other documents required under law. The notice will be delivered not less then twenty-one (21) days prior to any General Meeting.

      22.2 The accidental omission to give notice of a General Meeting, or the non-receipt of a notice by a member entitled to receive notices of General Meeting, shall not invalidate the proceedings of such a General Meeting.

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      22.3  A member entitled to receive notices of General Meeting may waive such right before such meeting of expost, and shall be deemed to have waived such right with respect to any General Meeting at which he was present, in person or by proxy.

23.   QUORUM

      23.1 Two or more members present in person or by proxy and holding shares conferring in the aggregate more than thirty three and one third percent (331/3%) of the total voting power attached to the shares of the Company, shall constitute a quorum at General Meetings. No business shall be considered or determined at a General Meeting, unless the requisite quorum is present when the General Meeting proceeds to consider and/or determine same business.

      23.2 If within half an hour from the time appointed for the General Meeting a quorum is not present, the General Meeting shall, if convened upon requisition under Section 64 of the Law, be dissolved, but in any other case it shall stand adjourned on the same day, in the next week, at the same time and place. The requisite quorum at an adjourned General Meeting shall be one or more members, present in person or by proxy, holding not less than thirty three and a third percent (331/3%) of the total voting power attached to the shares of the Company. At an adjourned General Meeting the only businesses to be considered shall be those matters which might have been lawfully considered at the General Meeting originally called if a requisite quorum had been present, and the only resolutions to be adopted are such types of resolutions which could have been adopted at the General Meeting originally called.

24.   CHAIRMAN

      The Chairman, of the Board, or if there is no such chairman, or if he is not present, any other person appointed by the members present, shall preside as Chairman at a General Meeting of the Company. The Chairman of any General Meeting shall have no additional or casting vote.

25.   ADOPTION OF RESOLUTION AT GENERAL MEETINGS

      25.1 A resolution shall be deemed adopted at a General Meeting if the requisite quorum is present and the resolution is supported by members present, in person or by proxy, vested with more than fifty percent (50%) of the total voting power attached to the shares whose holders were present, in person or by proxy, at such General Meeting and voted thereon, or such other percentage as is set forth in these Articles or as required by Law.

      25.2 Any resolution to amend these Articles or to amend the Memorandum (for as long as it is still in force), shall be deemed adopted at a General Meeting if supported by members, present in person or by proxy, vested with a Determining Majority, which shall be [seventy-five percent (75%)] or more of the total voting power attached to the shares whose holders were present, in person or by proxy, at such General Meeting and voted thereon.

      25.3 Any proposed resolution put to vote at a General Meeting shall be decided by a poll.

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      25.4  Subject to approval by a General Meeting at which the requisite quorum is present, the chairman is obligated at the request of the General Meeting, to adjourn the General Meeting, and the adjourned meeting shall convene at such date and place as is decided by the General Meeting. If the General Meeting is adjourned by more than twenty-one (21) days, a notice of the adjourned meeting shall be given in the manner set forth in sections 67 through 69 of the Law. An adjourned meeting may only transact such business as left unfinished at the original meeting.

      25.5 A declaration by the Chairman of the General Meeting that a proposed resolution has been adopted or rejected, shall constitute conclusive evidence of the adoption or rejection, respectively, of same resolution, and no further proof verifying the contents of such declaration or the number or proportion of the votes recorded in favor of or against such resolution shall be required.

26.   VOTING POWER

      26.1 Subject to the provisions of Article 27.1 below and subject to any other provision hereof pertaining to voting rights attached or not-attached to shares of the Company, whether in general or in respect of a specific matter or matters, every member shall have one vote for each share registered in his name on the Register of Members, regardless of its denomination or class.

      26.2 In case of equality of votes, the resolution shall be deemed to have been rejected.

27.   ATTENDANCE AND VOTING RIGHTS AT GENERAL MEETING

      27.1 Unless provided otherwise by the terms of issue of the shares, no member shall be entitled to be present or vote at a General Meeting (or be counted as part of the quorum thereat) unless all amounts due as at the date designated for same General Meeting with respect to his shares were paid.

      27.2 A corporate body being a member of the Company and entitled to vote and/or attend at a General Meeting may exercise such rights by authorizing any person, whether in general or for a specific General Meeting, to be present and/or vote on its behalf. Upon the request of the Chairman of the General Meeting, a writing evidence of such authorization and its validity (in a form acceptable to the Chairman) shall be furnished thereto.

      27.3 A member entitled to vote and/or attend at a General Meeting may appoint a proxy, whether is general or for a specific General Meeting, to exercise such rights, in a form approved by the Board.

      27.4 The instrument appointing a proxy shall be delivered to the Company not later than forty-eight (48) hours before the time designated for the General Meeting at which the person named in the instrument proposes to vote and/or attend.

      27.5 A member entitled to vote and/or attend at a General Meeting and is legally incapacitated, may exercise such rights by his custodian.

      27.6 If two or more persons are registered as joint owners of any share, the right to attend at a General Meeting, if attached to such share, shall be conferred upon all of

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            the joint owners, but the right to vote at a General Meeting and/or the right to be counted as part of the quorum thereat, if attached to such share, shall be conferred exclusively upon the senior amongst the joint owners attending the General Meeting, in person or by proxy; and for this purpose seniority shall be determined by the order in which the names appear on the Register of Members.

      27.7 The voting on the terms of the instrument of proxy shall be legal even in case of prior death or incapacity or bankruptcy of the principal, and in respect of a corporate principal, in case of its winding up or revocation of the instrument of proxy or transfer of the respective share, unless a notice in writing of such death or incapacity or bankruptcy or winding up or revocation of share transfer shall have been received by the Register of Members.

            The written notice of revocation of the proxy shall be valid if signed by the principal and received by the Register of Members not later than one hour before the start of voting.

      27.8 No proxy shall be valid after the expiry of 12 months from the date of its issue.


                              V BOARD OF DIRECTORS

28.   POWERS OF THE BOARD

      28.1 The Board shall be vested with the exclusive authority to exercise all of the Company's powers which are not, by Law, the Memorandum (for as long as it is in effect), the Articles or any applicable law, required to be exercised by the General Meeting, the General Manager, or any other organ of the Company as such term is defined in the Law.

      28.2 The Board shall set the policy guidelines for the Company and shall supervise the performance and activities of the General Manager.

29.   EXERCISE OF POWERS OF THE BOARD

      29.1 The powers conferred upon the Board shall be vested in the Board as collective body, and not in each one or more of the directors individually, and all such powers may be exercised by the Board by adopting resolutions in accordance with the provisions of the Articles.

      29.2 A resolution shall be deemed adopted at a meeting of the Board if supported by a majority of the directors attending such meeting and voting thereon. The Chairman of the Board shall have no casting vote.

      29.3 The Board may hold meetings using any means of communication, provided that all of the directors participating can simultaneously hear one another.

30.   COMMITTEES OF DIRECTORS

      30.1 The Board may, subject to section 112 of the Law, delegate any or all of its powers to committees, each consisting of two or more directors, one of which shall be an External Director, and it may, from time to time, revoke or alter the powers so delegated. Each committee shall, in the exercise of the powers so delegated, conform to any regulations and conditions prescribed by the Board upon the delegation or at any other time. Each resolution adopted by a committee within the powers delegated to it by the Board shall be deemed to have been held by the Board.

      30.2 The Board will appoint from among its members an audit committee. All External Directors shall be members of the audit committee.

      30.3 The provision of the Articles with respect to the meetings of the Board, their convening and adoption of resolutions thereat shall apply, mutatis mutandis, to the meetings of any such committee, unless otherwise prescribed by the Board.

31.   NUMBER OF DIRECTORS

      Unless otherwise prescribed by a resolution adopted at a General Meeting, the Board shall consist of not less then four (4) nor more then twelve
      (12) directors (including the External Directors appointed as required under the Law).

32.   APPOINTMENT AND REMOVAL OF DIRECTORS

      32.1 The directors shall be elected annually at a General Meeting as aforesaid and shall remain in office until the next Annual Meeting at which time they shall retire, unless their office is vacated previously as stipulated in the Articles, provided however that the External Directors shall be appointed, and shall remain in office, as prescribed in the Law.

      32.2 The elected directors shall assume office on the day of their election.

      32.3 A retiring director may be reelected. Pending the convening of an Annual Meeting at which the directors are to retire from office, all directors shall remain in office until the convening of the Annual Meeting of the Company except in case of prior vacation of a director's office according to the Articles.

      32.4 If no directors are elected at the Annual Meeting, all the retiring directors shall remain in office pending their replacement by a General Meeting of the Company.

      32.5 Except with regard to a director whose tenure of office expires upon the convening of a General Meeting or a person recommended by the Board to serve as director, no motions for appointment of a candidate as a director shall be made unless a notice in writing signed by a member of the Company (other than the candidate himself) who is entitled to participate in and vote at the meeting, stating the intent of the said member to propose a candidate for election to the office of director, together with a document in writing by the candidate expressing his consent to be so elected, shall have been received at the office of the Company within a period of not less than forty-eight (48) hours and not more than forty-two
            (42) days before the appointed date of the General Meeting.

      32.6 The General Meeting may, by way of a resolution, remove a director from office before the expiry of his tenure, and appoint another person to serve as director of the Company in his place, and also appoint a number of directors in the event of the number of directors having decreased below the minimum established by the General Meeting.

      32.7 The provisions of this Article 32 shall not apply to External Directors, whose appointment and removal shall be pursuant to the relevant provisions of the Law.

33.   QUALIFICATION OF DIRECTORS

      No person shall be disqualified to serve as a director by reason of his not holding shares in the Company or by reason of his having served as director in the past.

      The provisions of this section 32 shall not apply to External Directors, whose qualifications are as set forth in the relevant provisions of the Law.

34.   VACATION OF DIRECTOR'S OFFICE

      The office of a director shall be vacated:

      34.1  Upon his death;

      34.2  On the date at which he is declared a bankrupt;

      34.3  On the date he is declared legally incapacitated;

      34.4 On the date stipulated therefor in the resolution of his election or the notice of his appointment, as the case may be;

      34.5 On the date stipulated therefor in the resolution or notice of his removal or on the date of the delivery of such notice to the Company, whichever is later;

      34.6 On the date stipulated therefor in a written notice of resignation thereby delivered to the Company or upon its delivery to the Company, whichever is later.

      34.7 If he is convicted in a final judgment of an offence of a nature which disqualifies a person from serving as a director, as set forth in the Law.

      34.8 If a court of competent jurisdiction decides to terminate his office, in accordance with the provisions of the Law, in a decision or judgment for which no stay of enforcement is granted.

35.   REMUNERATION OF DIRECTORS

      The directors shall be entitled to remuneration by the Company for their services as directors. The remuneration may be established as a global sum or as a fee for participation in meetings. In addition to such remuneration, every director shall be entitled to a refund of reasonable expenses for travel, per diem money, and other expenses related to the discharge of his duties as a director.

      The provisions of this section 34 shall not apply to External Directors, whose remuneration shall be in accordance with the relevant provisions of the Law.

36.   CONFLICT OF INTERESTS

      36.1 Subject to the provisions of the Law, the Company may consider and approve, by a resolution of the Board, each of the following transactions, which are not detrimental to the best interests of the
            Company:

            36.1.1 a transaction to which the Company is a party to, and in which an officer of the Company has an interest; or

            36.1.2 a transaction between the Company and officer of the Company;
                  or

            36.1.3 such other transactions that require special approval pursuant to the Law.


            Notwithstanding the foregoing, in the event of an extraordinary transaction ("Iska Chariga" as defined in the Law) or the approval of the terms of service or employment (including any waiver, insurance or indemnification) of an officer of the Company, such transaction shall require such additional approval as stipulated by the Law. Any officer shall not participate in the meeting of the Board or audit committee (whichever applicable), where such resolution is considered and shall not vote in such meeting, unless the majority of the members of the Board or audit committee shall have an interest in the approval of the transaction, in which case such transaction must also be approved by the General Meeting.

37.   ALTERNATE DIRECTOR

      37.1 Subject to the approval of the Board, a director may, by delivering a written notice to the Company, appoint an alternate for himself (hereinafter referred to as "Alternate Director"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. The appointment of the Alternate Director shall be for an indefinite period and for all purposes, unless restricted to a specific period, to a specific meeting or act of the Board, to a specific matter or in any other manner, and same restriction was specified in the appointment instrument or in a written note delivered to the Company.

      37.2 Any notice delivered to the Company pursuant to Article 37.1 shall become effective on the date specified therefor therein or upon delivery thereof to the Company or upon approval of the Board, whichever is later.

      37.3 An Alternate Director shall be vested with all rights and shall bear all obligations of the director who appointed him, provided, however, that he shall not be entitled to appoint an alternate for himself (unless the instrument appointed him expressly provides otherwise), and provided further that the Alternate Director shall have no standing at any meeting of the Board or any committee thereof whereat the director who appointed him is present.

      37.4  The following may not be appointed nor serve as an Alternate
            Director: (i) a person not qualified to be appointed as a director,
            (ii) an actual director, or (iii) another Alternate Director.

      37.5 The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 34, and such office shall further be ipso facto vacated if the director who appointed such Alternate Director ceases to be a director.

38.   MEETING OF THE BOARD

      38.1 Subject to Articles 40 and 41 below, the Board may meet, adjourn its meeting and otherwise determine and regulate such meetings and their proceedings as it deems fit.

      38.2 Upon the vacation of the office of a director, the remaining directors may continue to discharge their functions until the number of remaining directors decreases below the minimum established in the Articles. In the latter case the remaining directors may only act to convene a General Meeting of the Company.

      38.3 The directors may at any time appoint any person to serve as director as replacement for a vacated office or in order to increase the number of directors, subject to the condition that the number of directors shall not exceed the maximum established in these Articles. Any so appointed director shall remain in office until the next General Meeting, at which he may be reelected.

39.    CONVENING MEETINGS OF THE BOARD

      39.1 The Chairman of the Board may, at any time, convene a meeting of the Board, and shall be obliged to do so (i) at least once every three months, (ii) upon receipt of a written demand from any one director, or (iii) in accordance with section 1224)) or 169 of the Law. In the event there is no such Chairman or a meeting of the Board was not convened to a date which is no later then ten (10) days following delivery of such written demand or receipt of the relevant notice or report, any of the abovementioned directors may convene a meeting of the Board.

            Convening a meeting of the Board shall be made by delivering a notice thereof to all of the directors within a reasonable length of time prior to the date thereof. Such notice shall specify the exact time and place of the meeting so called and a reasonably detailed description of the all of the issues on the agenda for such meeting.

      39.2 A resolution adopted at a meeting of the Board, which had not convened in accordance with the necessary requirements set forth in the Law or these Articles may be invalidated in accordance with the applicable provisions of the Law.

      39.3 A director may waive his right to receive prior notice of any meeting, in general or in respect of a specific meeting, and shall be deemed to have waived such right with respect to any meeting at which he was present.

40.   QUORUM

      A majority of the number of directors then in office shall constitute a quorum at meetings of the Board, except if and as otherwise required in accordance with the Law. No business shall be considered or determined at any meeting of the Board unless the requisite quorum is present when the meeting proceeds to consider or determine same business.

41.   CHAIRMAN OF THE BOARD

      The Board may from time to time elect one of its members to be the Chairman of the Board, remove such Chairman from office and appoint another in his place. However, the General Manager shall not serve as the Chairman of the Board, nor shall the Chairman of the Board be vested with the powers designated to the General Manager, except in accordance with section 121(3) of the Law. The Chairman of the Board shall preside at every meeting of the Board, but if there is no such Chairman, or if he is not present or he is unwilling to take the chair at any meeting, the directors present shall elect one of their members to be chairman of such meeting. The Chairman of the Board shall have no casting vote.


                               VI GENERAL MANAGER

42.   GENERAL MANAGER

      42.1 The Board shall appoint one or more persons, whether or not directors, as General Manager(s) of the Company, either for a definite period or without any limitation of time, and may confer powers, authorities and rights and/or impose duties and obligations upon such person or persons and determine his or their salaries as the Board may deem fit and subject to the provisions of the Law.


                            VII MINUTES OF THE BOARD

43.   MINUTES

      43.1 The proceedings of each meeting of the Board and meeting of committee of the Board shall be recorded in the minutes of the Company. Such minutes shall set forth the names of the persons present at every such meeting and all resolutions adopted thereat and shall be signed by the chairman of the meeting.

      43.2 All minutes approved and signed by the chairman of the meeting or the Chairman of the Board, shall constitute prima facie evidence of its contents.

                              VIII INTERNAL AUDITOR

44.   INTERNAL AUDITOR

      44.1 The Board shall appoint an internal auditor in accordance with the provisions of the Law.

      44.2 The Internal Auditor shall submit to the audit committee a proposal for an annual or periodic work program for its approval. The Audit Committee shall approve such proposal subject to the modifications which it considers necessary.

      44.3 The General Manager shall be in charge of and supervise the Internal auditor's performance of its obligations.


                            IX DIVIDENDS AND PROFITS

45.   DECLARATION OF DIVIDENDS

      45.1 The Board may, from time to time, subject to the provisions of the Law, declare a dividend at a rate as the Board may deem considering the accrued profits of the Company as set forth in its financial statements, and provided that the payment of such dividends will not reasonably prevent the Company from meeting its current and expected liabilities.

      45.2 Subject to any special or restricted rights conferred upon the holders of shares as to dividends, all dividends shall be declared and paid in accordance with the paid-up capital of the Company attributable to the shares in respect of which the dividends are declared and paid. The paid-up capital attributable to any share (whether issued at its nominal value, at a premium or at a discount), shall be nominal value of such share. Provided, however that if the entire consideration for same share was not yet paid to the Company, the paid-up capital attribute thereto shall be such proportion of the nominal value as the amount paid to the Company with respect to the share bears to its full consideration, and further provided the amounts which have been prepaid on account of shares and the Company has agreed to pay interest thereon shall not be deemed, for the purposes of this Article, to be payments on account of such shares. In the event no amount has been paid with respect to any shares whatsoever, dividends may be declared and paid according to the nominal value of the shares.

      45.3 Notice of the declaration of dividends shall be delivered to all those entitled to such dividends.

46.   RIGHTS TO PARTICIPATE IN THE DISTRIBUTION OF DIVIDENDS

      46.1 Subject to special rights with respect to the Company's profits to be conferred upon any person pursuant to these Articles and the Law, all the profits of the Company may be distributed among the members entitled to participate in the distribution of dividends.

      46.2 Notwithstanding for foregoing, a holder of shares shall not be attributed with the right to participate in the distribution of dividends which were declared for a period preceding the date of the actual issuance.

47.   INTEREST ON DIVIDENDS

      The Company shall not be obligated to pay, and shall not pay interest on declared dividends.

48.   PAYMENT OF DIVIDENDS

      Subject to Article 49, a declared dividend may be paid by wire transfer or a check made to the order of the person entitled to receive such dividend (and if there are two or more persons entitled to the dividend in respect of the same share - to the order of any one of such persons) or to the order of such person as the person entitled thereto may direct in writing. Same check shall be sent to the address of the person entitled to the dividend, as notified to the Company.

49.   PAYMENT IN SPECIE

      Upon the recommendation of the Board, dividends may be paid, wholly or partly, by the distribution of specific assets of the Company and/or by the distribution of shares and/or debentures of the Company and/or of any other company, or in any combination of such manners.

50.   SETTING-OFF DIVIDENDS

      The Company's obligation to pay dividends or any other amount in respect of shares, may be set-off by the Company against any indebtedness, however arising, liquidated or non-liquidated, of the person entitled to receive the dividend.

      The provisions contained in this Article shall not prejudice any other right or remedy vested with the Company pursuant to the Articles or any applicable law.

51.   UNCLAIMED DIVIDENDS

      51.1  Dividends unclaimed by the person entitled thereto within thirty
            (30) days after the date stipulated for their payment, may be invested or otherwise used by the company, as it deems fit, until claimed; but the Company shall not be deemed a trustee in respect thereof.

      51.2 Dividends unclaimed within the period of seven (7) years from the date stipulated for their payment, shall be forfeited and shall revert to the Company, unless otherwise directed by the Board

52.   RESERVES AND FUNDS

      52.1 The Board may, before recommending the distribution of dividends, determine to set aside out of the profits of the Company or out of an assets revaluation fund and carry to reserve or reserves such sums as it deems fit, and direct the designation, application and use of such sums. The Board may further determine that any such sums which it deems prudent not to distribute as dividends will not be set aside for reserve, but shall remain as such at the disposal of the Company.

      52.2 The Board may, from time to time, direct the revaluation of the assets of the Company, in whole or in part, and the creation of an assets revaluation fund out of the revaluation surplus, if any.

53.   CAPITALIZATION OF PROFITS

      53.1 The Board may capitalize all or any part of the sums or assets allocated to the credit of any reserve fund or to the credit of the profit and loss account or being otherwise distributable as dividends (including sums or assets received as premiums on the issuance of shares or debentures), and direct accordingly that such sums or assets be released for distribution amongst the members who would have been entitled thereto if distributed by way of dividends and in the same proportion; provided that same sums or assets be not paid in cash or in specie but be applied for the payment in full or in part of the unpaid consideration of the issued shares held by such members and/or for the payment in full of the consideration (as shall be stipulated in said resolution) for shares or debentures of the Company to be issued to such members subsequent to the date of said resolution, credited as fully paid up.

      53.2 In the event a resolution as aforesaid shall have been adopted, the Board shall make all adjustments and applications of the moneys or assets resolved to be capitalized thereby, and shall do all acts and things required to give effect thereto. The Board may authorize any person to enter into agreement with the Company on behalf of all members entitled to participate in such distribution, providing for the issuance to such members of any shares or debentures, credited as fully paid, to which they may be entitled upon such capitalization or for the payment on behalf of such members, by the application thereto of the proportionate part of the money or assets resolved to be capitalized, of the amounts or any part thereof remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding upon all such members.


                               X ACCOUNTING BOOKS

54.   ACCOUNTING BOOKS

      54.1 The Board shall cause the Company to hold proper accounting books and to prepare an annual balance sheet, a statement of Profit and Loss, and such other financial statements as the Company may be required to prepare under law.

            The accounting books of the Company shall be held at the office or at a place deemed fit by the Board, and they shall be open to inspection by the directors.

      54.2 The Board may determine at its sole discretion the terms on which any of the accounts and books of the Company shall be open to inspection by members, and no member (other than a director) shall be entitled to inspect any account or ledger or document of the Company unless such right is granted by law or by the Board.

      54.3 At least once a year, the Board shall submit to the Annual Meeting financial statements for the period from the previous statement as required by Law. The balance sheet shall be accompanied by an auditors' report and a report by the Board on the position of the Company.


                               XI BRANCH REGISTERS

55.   AUTHORITY TO KEEP BRANCH REGISTERS

      The Company may keep branch registers in any reciprocal state.

56.   PROVISIONS IN RESPECT OF KEEPING BRANCH REGISTERS

      Subject to the provisions contained in the Law, the Board shall be authorized to make such rules and procedures in connection with the keeping of branch registers as it may, from time to time, think fit.


                                 XII SIGNATURES

57.   THE COMPANY'S SIGNATURE

      57.1 A document shall be deemed signed by the Company upon the fulfillment of the following:

            57.1.1 It bears the name of the Company in print;

            57.1.2 It bears the signature of one or more persons authorized therefor by the Board; and

            57.1.3 The act of the person authorized by the Board as aforesaid was within its authority and without deviation therefrom.

      57.2 The signatory rights on behalf of the Company shall be determined by the Board.

      57.3 An authorization by the Board as provided in Article 57.2 may be for a specific matter, for a specific document or for a certain sort of document or for all the Company's documents or for a definite period of time or for an unlimited period of time, provided that any such authority may be terminated by Board, at will.

      57.4 The provisions of this Article shall apply both to the Company's documents executed in Israel and the Company's documents executed abroad.


                                  XIII NOTICES

58.   NOTICES IN WRITING

      58.1 Notices pursuant to the Law, the Memorandum and the Articles shall be made in the manner prescribed by the Board from time to time.

      58.2 Unless otherwise prescribed by the Board, all notices shall be made in writing and shall be sent by mail.

59.   DELIVERY OF NOTICES

      59.1 Each member and each director shall notify the Company in writing of his address for the receipt of notices, documents and other communications relating to the Company, it's business and affairs.

      59.2 Any notice, document or other communication shall be deemed to have been received at the time received by the addressee or at its address, or if sent by registered mail to same address - within seven (7) days from its dispatch, whichever is earlier.

      59.3 The address for the purposes of Article 59.2 shall be the address furnished pursuant to Article 59.1, and the address of the Company for the purposes of Article 59.2 shall be its registered address or principal place of business.


                           XIV INDEMNITY AND INSURANCE

60.   INDEMNITY OF OFFICERS

      60.1  The Company may indemnify any officer for any of the following:

            60.1.1 A monetary liability imposed upon an officer for the benefit of another person by a judgment, including a judgment giving effect to a compromise and an arbitration award approved by a court, with respect to an act performed by same officer in his capacity as an officer of the Company;

            60.1.2 Reasonable litigation expenses, including attorney's fees, incurred by an officer or imposed upon him by a court, in a proceeding brought against him by the Company or on its behalf or by another person, or in a criminal proceeding in which he was acquitted, or in a criminal proceeding in which he was convicted of a crime that does not require proof of criminal intent, and all with respect to an act thereby performed in his capacity as an officer of the Company.

      60.2  The Company may:

            60.2.1 Undertake in advance to indemnify an officer, provided that the undertaking be limited to categories of events which in the Board's opinion can be foreseen when the undertaking to indemnify is given, and to an amount established by the Board as reasonable under the circumstances; or

            60.2.2 Indemnify the officer retroactively.

61.   INSURANCE OF OFFICER

      The Company may enter into an agreement for the insurance of the liability of an officer, in whole or in part, with respect to any liability which may imposed upon such officer as a result of an act performed by same officer in his capacity as an officer of the Company, for any of the following:

      61.1 A breach of a cautionary duty toward the Company or toward another person;

      61.2 A breach of a fiduciary duty toward the Company, provided the officer acted in good faith and has had reasonable ground to assume that the act would not be detrimental to the Company;

      61.3  A monetary liability imposed upon an officer toward another;


                                  XV WINDING UP

62.   DISTRIBUTION OF ASSETS

      If the Company be wound up, then, subject to provisions of any applicable law and to any special or restricted rights attached to a share, the assets of the Company in excess of its liabilities shall be distributed among the members in proportion to the paid-up capital of the Company attributable to the shares in respect of which such distribution is being made. The paid-up capital attributable to any share (whether issued at its nominal value, at a premium or at a discount), shall be a nominal value of such share, provided, however, that if the entire consideration for same share was not yet paid to the Company, the paid-up capital attributable thereto shall be such proportion of the nominal value as the amount paid to the Company with respect to the share bears to its full consideration.

                                TABLE OF CONTENTS


SUBJECT                                             PAGE


I  PRELIMINARY

Interpretation                                           1

Name                                                     2

Purpose and Objective                                    2


II  SHARE CAPITAL

Share Capital                                            2

Limited Liability                                        2

Alteration of Share Capital                              2

III  SHARES

Rights Attached to Shares                                3

Issuance of Shares                                       3

Share Certificates                                       4

Owners of Shares                                         4

Calls on Shares                                          4

Forfeiture and Surrender                                 5

Lien                                                     6

Sale of Shares after Forfeiture or Surrender or
in Enforcement of Lien                                   7

Redeemable Shares                                        7

Effectiveness of Transfer of Shares                      7

Procedure on Voluntary Transfer of Shares                7

Transfer of Shares                                       7

Issuance of Shares                                       8

IV  GENERAL MEETING

Annual  Meeting                                          9

Extraordinary Meeting                                    9

Notice of General Meetings                               9

Quorum                                                  10

Chairman                                                10

Adoption of Resolution at General Meetings              10

Voting Power                                            11

Attendance and Voting Rights at General Meeting         11

V  BOARD OF DIRECTORS

Powers of the Board                                     12

Exercise of Powers of the Board                         12

Committees of Directors                                 13

Number of Directors                                     13

Appointment and Removal of Directors                    13

Qualification of Directors                              14

Vacation of Director's Office                           14

Remuneration of Directors                               14

Conflict of Interests                                   15

Alternate Director                                      15

Meeting of the Board                                    16

Convening Meetings of the Board                         16

Quorum                                                  17

Chairman of the Board                                   17

VI  GENERAL MANAGER

General Manager                                         17

VII  MINUTES OF THE BOARD

Minutes                                                 17

VIII  INTERNAL AUDITOR

Internal Auditor                                        18

IX  DIVIDENDS AND PROFIT

Declaration of Dividends                                18

Rights to Participate in the Distribution of Dividends  18

Interest on Dividends                                   19

Payment of Dividends                                    19

Payment in Specie                                       19

Setting-Off Dividends                                   19

Unclaimed Dividends                                     19

Reserves and Funds                                      19

Capitalization of Profits                               20

X  ACCOUNTING BOOKS

Accounting Books                                        20

XI  BRANCH REGISTERS

Authority to keep Branch Registers                      21

Provisions in respect of keeping Branch Registers       21

XII  SIGNATURES

The Company's Signature                                 21

XIII  NOTICES

Notices in Writing                                      21

Delivery of Notices                                     22

XIV  INDEMNITY AND INSURANCE

Indemnity of Officers                                   22

Insurance of Officer                                    22

XV  WINDING UP

Distribution of Assets                                  23